UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01      Entry into a Material Definitive Agreement.

On October 13, 2017, Tandem Diabetes Care, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. acting on its own behalf and as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) Series A Warrants to Purchase Common Stock (the “Series A Warrants”) and (iii) Series B Warrants to Purchase Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriters have agreed to purchase, and the Company has agreed to sell, (i) 4,630,000 shares of Common Stock, (ii) Series A Warrants to purchase an aggregate of 4,630,000 shares of Common Stock and (iii) Series B Warrants to purchase an aggregate of 4,630,000 shares of Common Stock, at a public offering price of $3.50 per share and accompanying Warrants, less the Underwriters’ discount.  The net proceeds to the Company from the Offering, after deducting the Underwriters’ discount and other estimated offering expenses payable by the Company, are expected to be approximately $14.8 million, assuming no exercise of the warrants. The net proceeds from the Offering will be used for working capital and general corporate purposes.

The Series A Warrants have an exercise price of $3.50 per share, are immediately exercisable and will expire five years from the date of issuance.

The Series B Warrants have an exercise price of $3.50 per share, are immediately exercisable and will expire six months from the date of issuance.

 The Offering is expected to close on or about October 17, 2017, subject to customary closing conditions.

A copy of the form of Underwriting Agreement is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 1.1, and is incorporated herein by reference. The forms of Series A Warrant and Series B Warrant are attached to this Current Report as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Underwriting Agreement, and the Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to these Exhibits.

The Company offered and is selling the above-described securities pursuant to a prospectus dated December 19, 2014 and a prospectus supplement dated October 13, 2017, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-200686), previously declared effective by the Securities and Exchange Commission (the “Shelf Registration Statement”) and a related registration statement on Form S-3 (File No. 333-220929) filed by the Company with the Securities and Exchange Commission on October 13, 2017 pursuant to rule 462(b) of the Securities Act of 1933, as amended.

The legal opinion of Stradling Yocca Carlson & Rauth, P.C. relating to the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01      Other Events.

On October 12, 2017, the Company issued a press release announcing the launch of the Offering, and on October 13, 2017, the Company issued a separate press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits.
Number	Description

1.1	Underwriting Agreement, dated October 13, 2017, between Tandem Diabetes Care, Inc. and Oppenheimer & Co. Inc as Representative of the Underwriters set forth therein
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).
99.1	Press release of Tandem Diabetes Care, Inc., issued on October 12, 2017
99.2	Press release of Tandem Diabetes Care, Inc., issued on October 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date:  October 13, 2017

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